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                                                                   EXHIBIT 4.8.1

                              CERTIFICATE OF TRUST

                The undersigned, the trustees of Calpine Capital Trust II, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810 et seq., hereby certify as follows:

        1. The name of the business trust being formed hereby (the "Trust") is "Calpine Capital Trust II."

        2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                      The Bank of New York (Delaware)
                      White Clay Center, Route 273
                      Newark, Delaware 19711

        3. This Certificate of Trust shall be effective as of the date of filing.

Dated:   January __, 2000

                                      Name:
                                      Title: Administrative Trustee


                                      Name:
                                      Title: Administrative Trustee



                                      Name:
                                      Title: Administrative Trustee


                                      THE BANK OF NEW YORK (DELAWARE),
                                      as Delaware Trustee


                                      By:
                                         Name:
                                         Authorized Signatory


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                                      THE BANK OF NEW YORK, as
                                      Property Trustee


                                      By:
                                         Name:
                                         Authorized Signatory


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